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                                                                    EXHIBIT 23.1






                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Directors' Stock Option Plan and 2000 Employee Stock Option Plan of SigmaTron International, Inc. of our reports dated June 29, 2000, with respect to the consolidated financial statements and schedules of SigmaTron International, Inc. and SMT Unlimited L.P. included in its Amended Annual Report (Form 10-K/A, Amendment #1) for the year ended April 30, 2000, filed with the Securities and Exchange Commission.


                                                      ERNST & YOUNG LLP

Chicago, Illinois
December 12, 2000




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